Exhibit 99.1

Contact: R. Roderick Porter, President
Phone: 202-464-1130 ext. 2406
Fax: 202-464-1134
Southern National Bancorp, NASDAQ Symbol SONA
Website: www.sonabank.com

Southern National Bancorp of Virginia Inc. reports strong earnings for the second quarter and first half of 2008

For immediate release
Thursday, July 17, 2008

Charlottesville, Virginia, July 17th, 2008– Southern National Bancorp of Virginia Inc. (NASDAQ: SONA), the holding company for Sonabank, N. A., announced today that net income for the quarter ended June 30, 2008 was $450 thousand and $951 thousand for the six months ended June 30, 2008.

Income before taxes for the quarter ended June 30, 2008 was $601, up from $594 thousand for the second quarter of last year.  Net income for the second quarter of 2007 included a tax benefit of $53 thousand related to the reversal of the remaining tax valuation allowance on deferred tax assets offset by tax expense.

Net interest income was $2.9 million for the second quarter of 2008, compared to $2.6 million in the second quarter of 2007. The net interest margin was 3.18% in the quarter ended June 30, 2008, compared to 3.83% in the quarter ended June 30, 2007. The decline in the net interest margin was largely attributable to Sonabank’s asset sensitivity (from a large volume of loans which float at spreads at or over prime) in an environment when the Federal Reserve lowered the Federal Funds target rate four times over a 15 week period.  Each time the Federal Reserve lowered the Federal Funds rate the money center banks lowered the prime rate.  The pace at which Sonabank can lower the rates on its deposits significantly lags the immediate impact of the reductions in the prime rate.  If the Federal Reserve stops lowering the Federal Funds rate the erosion in Sonabank’s net interest margin should abate.

Noninterest income continued to be key focus for Sonabank.  Noninterest income was $162 thousand during the second quarter of 2008, compared to $151 thousand during the same quarter of the prior year.  Noninterest income was adversely affected by an other than temporary impairment charge related to FHLMC perpetual preferred stock, Series V, in the amount of $124 thousand.  This charge offset growth in noninterest income attributable to an increase in account maintenance and deposit service fees and income on bank-owned life insurance.

Income before taxes was $1.3 million during the six months ended June 30, 2008, up 20% compared to $1.1 during the first half of 2007. For the six months ended June 30, 2008, net income was $951 thousand, compared to $1.1 million for the first half of 2007.

Net interest income was $6.1 million during the six months ended June 30, 2008, compared to $5.1 million during the comparable period the prior year.  Net interest income during the first half of 2008 was affected by a reclassification of certain items for the first quarter of 2008 which had no impact on earnings.  During the first quarter of 2008, a loan which was acquired in the merger with 1st Service Bank in 2006, which had been partially charged off, was paid in full.  We initially recorded the transaction as a recovery which increased our allowance for loan losses.  Accounting rules (SOP 3-03) require that the recovery be recognized as interest income, so we have reclassified the transaction in the first quarter of 2008 and increased our provision for loan loss by the amount of the recovery.  There was no impact on net income of the first quarter of 2008, nor were there any changes in asset quality or allowance adequacy.

Noninterest income increased from $292 thousand in the first half of 2007 to $308 in the first half of 2008.  The growth in noninterest income was attributable to an increase in account maintenance and deposit service fees and income on bank-owned life insurance.  This was offset by a net loss on other real estate owned (OREO) in the amount of $175 thousand during the first quarter of 2008, consisting of a $200 thousand write-down of the OREO property in Culpeper offset by a $25 thousand recovery.

Despite the costs associated with the two new branches we opened in Leesburg and costs to support other organic growth of the Bank, noninterest expenses were well controlled and rose 18% from $3.8 million during the first half of 2007 to $4.4 million during the first half of 2008.  As result of controlling costs while growing revenues, the efficiency ratio benefitted by declining to 66% during the first half of 2008 from 70% during the first half of 2007.

Total assets of Southern National Bancorp of Virginia were $418.6 million as of June 30, 2008 up from $377.3 million as of December 31, 2007.  Loans receivable grew from $261.4 million at the end of 2007 to $290.4 million at June 30, 2008. Investment securities, available for sale and held to maturity, decreased slightly to $74.4 million at June 30, 2008, compared to $75.0 million at December 31, 2007.

Loan Portfolio

The composition of our loan portfolio consists of the following at June 30, 2008 and December 31, 2007:

	June 30, 2008	December 31, 2007
	(dollars in thousands)
Mortgage loans on real estate:
Commercial	$94,608	$84,099
Construction, residential	5,476	6,133
Other construction, land and other loans	53,333	47,428
Residential 1-4 family	61,478	51,862
Multi- family residential	4,215	8,273
Home equity lines of credit	9,840	8,428
Total real estate loans	228,950	206,223

Commercial loans	59,363	53,208
Consumer loans	2,687	2,476
Gross loans	291,000	261,907

Less unearned income on loans	(551)	(500)
Loans, net of unearned income	$290,449	$261,407

The OCC has thresholds of 300% of capital for commercial real estate loans and 100% of capital for construction, land and other loans where outstandings in excess of the thresholds invite a “horizontal” examination.  Sonabank is under the thresholds in both cases.  We continue to monitor our outstandings in construction, land and other loans and do not expect to see any significant increases.  In fact, this category was down slightly from last quarter.

Residential mortgages rose significantly since the end of 2007.  The increase was predominantly related to loans to business customers to finance their personal residences and/or to finance the purchase of investment properties in Northern Virginia.  None of the new loans is outside our immediate market area.  We are not and have never been in the residential mortgage origination business.  The vast majority of the residential mortgages in our portfolio resulted from our purchase of 1st Service Bank in 2006.

Nonperforming assets were $4.1 million at June 30, 2008, compared to $4.0 million at December 31, 2007.  Nonperforming loans at June 30, 2008 included one loan with a balance of $209 thousand where the underlying collateral was sold to a third party at a foreclosure sale during the second quarter, but will not close until the third quarter or fourth quarter when we expect to realize a gain.

We have internal loan review and a loan committee which provide on-going monitoring to identify and address issues with problem loans.  We believe the allowance for loan losses is sufficient to cover probable incurred credit losses at June 30, 2008.

At the end of the second quarter there were only two OREO properties consisting of the finished lots in Culpeper described in previous press releases and one residential property on our books for $90 thousand.

The Securities Portfolio

Investment securities, available for sale and held to maturity, were $74.4 million at June 30, 2008 compared to $75.0 million at December 31, 2007.

At June 30, 2008 the securities portfolio (held to maturity and available for sale) was comprised of the following:

•
As of June 30, 2008 we owned $25.4 million of 15 and 20 year Fannie Mae and Freddie Mac pass through securities, up from $19.7 million at March 31, 2008. These securities are direct obligations of Fannie Mae and Freddie Mac. As of June 30, 2008, the fair market value of these securities was $25.3 million.

•
As of June 30, 2008, Sonabank’s portfolio included $14.9 million of single A tranche trust preferred securities in 9 issues. The underlying collateral is at least 80% bank collateral. The underlying collateral includes no REIT collateral. As of June 30, 2008, each of the securities had one or more deferrals none of which had a negative impact on the performance of the tranches we owned. The average number of participants in these 9 securities is 43. The subordination to the single A tranche securities averaged 17% as of June 30, 2008.  The fair value of this portfolio was $11.2 million as of June 30, 2008. We own two single A rated trust preferred securities (the MMCF II and III) where the AAA tranche has been completely called. Our investment in these securities totals $1.4 million. The subordination to the single A tranche for MMCF II was 49% and it was 38% for MMCF III.  Credit performance of the Company’s bank trust preferred securities portfolio remained satisfactory at June 30, 2008.  As of June 30, 2008, cash flow assessments were performed, and all securities are performing as per contractual obligations.  However, given uncertainties of the market place and the complexity of the accounting issues under EITF 99-20, we will continue to analyze these securities.

•	In addition we owned $8.3 million of the AAA rated tranche of ALESCO VII at 91 7/8. The fair value of this security was $7.9 million at June 30, 2008.
•
We also owned $808 thousand of the WAMU 2003-AR9 1A4 (a AAA rated collateralized mortgage obligation) at June 30, 2008. This security was originated in 2003. The average FICO score of the underlying loans at origination in the pool was 748. Of the 727 loans in the pool only 10 had FICO scores in the 601- 650 range. The fair market value of this security as of June 30, 2008 was $807 thousand.

•
We also owned $2.7 million of the SARM 2005-22 1A2 (a AAA rated collateralized mortgage obligation) as of June 30, 2008. This security was originated in 2005. The average FICO score of the underlying loans at origination in the pool was 724. Of the 496 loans in the pool only 8 had FICO scores in the 601- 650 range.  At June 30, 2008, the fair market value was $2.2 million.

•
We own 80,000 shares of the Freddie Mac perpetual preferred stock Series V. In December 2007 we recorded an “other than temporary impairment” charge on this security in the amount of $440 thousand and an additional $124 thousand in the second quarter of 2008, which resulted in a new cost basis of $1.44 million.  The price on this security has been extremely volatile, ranging from $17.30 to $19.30 per share during the second quarter of 2008.  At quarter end, the fair value was $1.44 million.

Deposits

Total deposits were up to $299.8 million at June 30, 2008 from $265.5 million at December 31, 2007. Noninterest-bearing deposits were up to $20.6 million at June 30, 2008 from $18.1 million at December 31, 2007.

Stockholders’ Equity

Total stockholders’ equity decreased from $69.3 million as of December 31, 2007 to $68.5 million at June 30, 2008 as a result of the retention of earnings being offset by unrealized losses on available for sale securities during the first half of 2008.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that relate to future events or the future performance of Southern National Bancorp of Virginia, Inc. Forward-looking statements are not guarantees of performance or results. These forward-looking statements are based on the current beliefs and expectations of the respective management of Southern National Bancorp and Sonabank and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond their respective control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed or implied in these forward-looking statements because of numerous possible uncertainties. Words like "may," "plan," "contemplate," "anticipate," "believe," "intend," "continue," "expect," "project," "predict," "estimate," "could," "should," "would," "will," and similar expressions, should be considered as identifying forward-looking statements, although other phrasing may be used. Such forward-looking statements involve risks and uncertainties and may not be realized due to a variety of factors. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q) filed by Southern National Bancorp. You should consider such factors and not place undue reliance on such forward-looking statements. No obligation is undertaken by Southern National Bancorp to update such forward-looking statements to reflect events or circumstances occurring after the issuance of this press release.

Southern National Bancorp of Virginia, Inc.
Charlottesville, Virginia

Condensed Consolidated Balance Sheets
(Unaudited)
(in thousands)
	June 30,	December 31,
	2008	2007
Assets
Cash and cash equivalents	$13,621	$1,308
Investment securities-available for sale	33,186	40,734
Investment securities-held to maturity	41,253	34,267
Stock in Federal Reserve Bank and Federal Home Loan Bank	4,070	3,908
Loans receivable, net of unearned income	290,449	261,407
Allowance for loan losses	(4,010)	(3,476)
Net loans	286,439	257,931
Intangible assets	12,217	12,581
Bank premises and equipment, net	3,842	3,496
Bank-owned life insurance	13,137	12,847
Other assets	10,876	10,211
Total assets	$418,641	$377,283

Liabilities and stockholders' equity
Noninterest-bearing deposits	$20,574	$18,097
Interest-bearing deposits	279,262	247,371
Borrowings	47,504	40,501
Other liabilities	2,810	2,039
Total liabilities	350,150	308,008
Stockholders' equity	68,491	69,275
Total liabilities and stockholders' equity	$418,641	$377,283

Condensed Consolidated Statements of Income
(Unaudited)
(in thousands)
	For the Quarters Ended		For the Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007

Interest and dividend income	$5,848	$5,248	$12,236	$10,102
Interest expense	2,933	2,601	6,126	4,989
Net interest income	2,915	2,647	6,110	5,113
Provision for loan losses	255	325	706	575
Net interest income after provision for loan losses	2,660	2,322	5,404	4,538
Account maintenance and deposit service fees	118	76	234	150
Income from bank-owned life insurance	145	56	290	81
Net loss on other real estate owned	-	-	(175)	-
Loss on securities	(124)	-	(124)	-
Other	23	19	83	61
Noninterest income	162	151	308	292
Employee compensation and benefits	948	759	1,918	1,591
Premises, furniture and equipment	502	376	968	747
Other expenses	771	744	1,547	1,423
Noninterest expense	2,221	1,879	4,433	3,761
Income before income taxes	601	594	1,279	1,069
Income tax expense (benefit)	151	(53)	328	(53)
Net income	$450	$647	$951	$1,122

Financial Highlights
(Unaudited)
(Dollars in thousands except per share data)

	For the Quarters Ended		For the Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007

Per Share Data (1):
Earnings per share - Basic	$0.07	$0.10	$0.14	$0.17
Earnings per share - Diluted	$0.07	$0.09	$0.14	$0.16
Book value per share			$10.07	$10.21
Tangible book value per share			$8.28	$8.34
Weighted average shares outstanding - Basic	6,798,547	6,798,547	6,798,547	6,798,547
Weighted average shares outstanding - Diluted	6,798,547	6,890,969	6,800,190	6,891,242
Shares outstanding at end of period			6,798,547	6,798,547

Selected Performance Ratios and Other Data:
Return on average assets	0.45%	0.85%	0.48%	0.76%
Return on average equity	2.59%	3.76%	2.98%	3.29%
Yield on earning assets	6.38%	7.59%	6.82%	7.48%
Cost of funds	3.78%	4.82%	4.03%	4.80%
Cost of funds including non-interest bearing deposits	3.54%	4.47%	3.78%	4.44%
Net interest margin	3.18%	3.83%	3.41%	3.79%
Efficiency ratio (2)	69.38%	67.16%	66.00%	69.58%
Net charge-offs (recoveries) to average loans	0.04%	0.14%	0.06%	0.19%
Amortization of intangibles	$182	$182	$363	$363

			As of
			June 30,	December 31,
			2008	2007

Nonaccrual loans			$799	$371
Other real estate owned			3,286	3,648
Total nonperforming assets			$4,085	$4,019
Allowance for loan losses to total loans			1.38%	1.33%
Nonperforming assets to allowance for loan losses			101.87%	115.62%
Nonperforming assets to total assets			0.98%	1.07%
Stockholders' equity to total assets			16.36%	18.36%
Tangible stockholders' equity to total tangible assets			13.85%	15.55%
Intangible assets:
Goodwill			$8,713	$8,713
Core deposit intangible			3,504	3,868
Total			$12,217	$12,581

(1) Reflects 10% stock dividend declared April 19, 2007.
(2) Excludes gains and write-downs on OREO and securities losses.